EXHIBIT 99.2

ZOOM TELEPHONICS, INC.

7,923,912 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Zoom Telephonics, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated November 19, 2010 (the “Prospectus”), hereby certifies to the Company and StockTrans, Inc., as subscription agent for the rights offering, that (1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned) the number of Basic Subscription Rights specified below on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the number of Oversubscription Rights specified below, applicable only to those beneficial owners who have fully exercised their Basic Subscription Right., listing separately below for each beneficial owner the basic subscription rights and any associated oversubscription rights (without identifying any such beneficial owner), (3) with respect to the exercise of the oversubscription right described in (2) above, each such beneficial owner’s basic subscription right has been exercised in full, and (4) except as specifically identified below, the exercise by such holder of the Subscription Rights specified below would not result in such holder owning, either directly or indirectly, of record or beneficially, more than 99,000 shares of Common Stock:

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHT*
1.
2.
3.
4.
5.

*
Please circle the numbers in the left column above, if any, for shareholders where the exercise by such holder of the Subscription Rights specified herein would result in such holder owning, either directly or indirectly, of record or beneficially, more than 99,000 shares of Common Stock.

[Certification continues on the following page]

________________________________________________________
Name of Bank, Broker, Trustee, Depository or Other Nominee

By:_____________________________________________________
Authorized Signature

Name:___________________________________________________
(please print or type)

Title:____________________________________________________
(please print or type)

Provide the following information if applicable:

________________________________________________________
Depository Trust Company ("DTC") participant number

Participant:_______________________________________________

By:_____________________________________________________
Signature

Name:___________________________________________________
(please print or type)

Title:____________________________________________________
(please print or type)

DTC Subscription Confirmation Numbers

2